ASSIGNMENT OF RENTS AND LEASES

     KNOW ALL PERSONS BY THESE PRESENTS, that Towle Real Estate Company, the court-appointed receiver ("Assignor") of certain real property in the City of St. Paul, County of Ramsey, State of Minnesota, legally described on the attached Exhibit A (the "Property") pursuant to the court's order dated June 9, 1995 and attached hereto as Exhibit B, hereby assigns, transfers, sets over and delivers to Angeles Partners 16, a California Limited Partnership ("Assignee") all of Assignor's right, title and interest in, to and under (i) those certain leases, including any and all extensions, modifications and renewals thereof (collectively, the "Leases") described on attached Exhibit C which cover or affect the Property, and (ii) all rents, security deposits, profits and other income or payments of any kind due and payable or to become due or payable to the Assignor in connection with the Leases.

     Assignee hereby assumes and agrees to make all payments and to perform and keep all promises, covenants and conditions and agreements of Assignor under the Leases, and releases Assignor from any and all liability on the Leases which accrues after the date hereof.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment of Rents and Leases as of this 12th day of June, 1995.

     ASSIGNOR:           TOWLE REAL ESTATE COMPANY,
                         AS RECEIVER.

                         By /s/ Pat Skinner
                         Its Property Manager


     ASSIGNEE:           ANGELES PARTNERS 16

                         By__________________________________
                         Its_________________________________


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